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                                                                     EXHIBIT 4.7


                       PRECISION OPTICS CORPORATION, INC.

                      INITIAL PUBLIC OFFERING SELLING AGENT

                      COMMON STOCK PURCHASE WARRANT NO. __

         Precision Optics Corporation, Inc., a Massachusetts corporation (the "Company"), hereby agrees that, for value received, __________ , or his or her assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after February 21, 1992, and before 5:00 p.m., Boston, Massachusetts time, on October 23, 1998, ____ shares of $.01 par value Common Stock of the Company (the "Common Stock"), at a price per share of $1.375.

         1. EXERCISE OF WARRANT. The purchase rights exercised by this Warrant shall be exercised by the holder surrendering this Warrant to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the purchase price payable in respect of the Common Stock being purchased, along with the exercise form attached hereto duly executed by such holder. If less than all of the Common Stock is purchased, the Company will, upon such exercise, execute and deliver to the holder hereof a new Warrant (dated the date thereof) evidencing the number of shares of the Common Stock not so purchased. As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, a certificate or certificates representing the shares purchased. The Company may require that such certificate or certificates contain on the face thereof legends substantially as follows:

                  The transfer of the shares represented by this certificate is restricted pursuant to the terms of a Common Stock Purchase Warrant dated August 21, 1990 issued by Precision Optics Corporation, Inc., a copy of which is available for inspection at the offices of Precision Optics Corporation, Inc. Transfer may not be made except in accordance with the terms of such Common Stock Purchase Warrant. In addition, no sale, offer to sell, pledge or transfer of the shares represented by this certificate shall be made unless a Registration Statement under the federal Securities Act of 1933, as amended, with respect to such shares is then in effect or an exemption from the registration requirements of such Securities Act is then applicable to such shares.

         2. NEGOTIABILITY. This Warrant is issued upon the following terms, to which each taker or owner hereof consents and agrees:

         (a) Except where directed by a court of competent jurisdiction pursuant to the dissolution or liquidation of a corporate holder hereof, and until after November 20, 1991, title to




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this Warrant may not be sold, assigned, hypothecated or transferred other than to a person who is both (i) an officer and a shareholder, (ii) an officer and an employee or (iii) an officer and a registered representative of Van Clemens & Co. Incorporated, a Minnesota corporation ("Van Clemens"), or to a successor (or an officer and a shareholder, an officer and an employee or an officer and a registered representative of the successor) in interest to the business of Van Clemens, by endorsement (by the holder hereof executing the form of assignment attached hereto) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

         (b) Subject to the next paragraph, any person authorized to be a holder as specified in subparagraph (a) above, in possession of this Warrant properly endorsed, is authorized to represent himself or herself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a holder in due course. Each prior taker or owner waives and renounces all of his or her equities or rights in this Warrant in favor of every such holder in due course, and every such holder in the due course shall acquire absolute title hereto and to all rights represented hereby.

         (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as absolute owner hereof for all purposes without being affected by any notice to the contrary.

         3. ADJUSTMENT OF PURCHASE PRICE; REORGANIZATION. In case the Company shall at any time hereafter subdivide or combine its outstanding shares of Common Stock or declare a dividend payable in Common Stock the exercise price in effect immediately before the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and each share of Common Stock purchasable upon exercise of the Warrant shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination or dividend payable in Common Stock.

         No fractional shares of Common Stock are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Stock on the day of exercise as determined in good faith by the Company.

         In case of any capital reorganization or any reclassification of the shares of Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation or the sale of all or substantially all of its assets to another corporation effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or


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property which the holder would have been entitled to receive if, immediately before such reorganization, reclassification, consolidation or merger, the holder had held the number of shares of Common Stock which were then purchasable upon the exercise of the Warrant had the Warrant been exercisable. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

         When any adjustment is required to be made in the exercise price, initial or adjusted, the Company shall forthwith determine the new exercise price; and

         (a) Prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new exercise price; and

         (b) Cause a copy of such statement to be mailed to the holder of the Warrant as of a date within ten (10) days after the date when the circumstances giving rise to the adjustment occurred.

         4. INVESTMENT INTENT. Neither the Warrant nor the shares of Common Stock of the Company issuable upon exercise of the Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Warrant is issued to the holder on the condition that the Warrant and any Common Stock purchased upon exercise or the Warrant (excepting Common Stock for which a Notification under Regulation A or a Registration Statement has been filed and declared effective) are or will be purchased for investment purposes and not with an intent to distribute the same. Before making any disposition of the Warrant or of any Common Stock purchased upon exercise of the Warrant, the holder will give written notice to the Company describing briefly the manner of any such proposed disposition. The holder will not make any such disposition until (i) the Company has notified him or her that, in the opinion of its counsel, registration under the Securities Act is not required with respect to such disposition, or (ii) a Notification under Regulation A or a Registration Statement covering the proposed distribution has been filed by the Company and has become effective. Upon receipt of written notice from the holder hereof with respect to such proposed distribution, the Company will use its best efforts, in consultation with the holder's counsel, to ascertain as soon as possible whether or not registration is required, and will advise the holder promptly with respect thereto.

         5. INCLUSION IN REGISTRATION STATEMENT. If after November 20, 1991, and prior to October 23, 1998, the Company shall propose to file a Registration Statement (other than on Forms S-8, S-4, or S-15 or other similarly inappropriate forms) under the Securities Act covering a public offering of the Company's Common Stock, it will notify the holder hereof at least twenty (20) days prior to such filing and will, after October 23, 1991, include in the Registration Statement (to the extent permitted by applicable regulation), at the sole expense of the Company, the Common Stock purchased by the holder or purchasable by the holder upon the exercise of the


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Warrant to the extent requested by the holder hereof. The holder shall be responsible for payment of the fees of such holder's counsel and the payment of commissions relating to the shares of Common Stock purchased by the holder and sold pursuant to such Registration Statement. Notwithstanding the foregoing, the Company need not include the Common Stock so purchased or purchasable in any such Registration Statement if the underwriter with respect to such proposed public offering determines, and has a reasonable basis for determining, that such inclusion would be inadvisable or detrimental to the success of that offering. If the Registration Statement filed pursuant to such twenty (20) day notice has not become effective within six months following the date such notice is given to the holder hereof, the Company must again notify such holder in the manner provided above.

         The obligations of the Company to include the shares purchased or purchasable under this Warrant in a Registration Statement pursuant to this paragraph shall terminate if on the last day on which this Warrant may be exercised the Company would not have been obligated to provide the holder hereof with twenty (20) days notice as provided in this Section 5.

         6. REGISTRATION -- GENERAL PROVISIONS. In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required to include any of the securities of the holder hereof in such underwriting unless he or she accepts the reasonable terms of the underwriting as agreed upon between the Company and the underwriters selected by it. In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering. The Company will furnish the holder hereof with a reasonable number of copies of any prospectus included in such filings and will amend or supplement the same as required during the period of required use thereof, provided, that the expenses of any amendment or supplement made or filed more than nine (9) months after the effective date of the Registration Statement filed at the request of any holder shall be paid by any such holder. The Company need not maintain the effectiveness of any Registration Statement filed by the Company more than nine (9) months following the effective date thereof.

         In the case of filing of any Registration Statement, and to the extent permissible under the Securities Act of 1933 and controlling precedent thereunder, the holder hereof shall enter into cross indemnification agreements with the Company and, if requested and applicable, the Underwriter(s) named in such Registration Statement, in customary scope covering the accuracy and completeness of the information furnished by each.

         The holder of the Warrant agrees to cooperate with the Company in the preparation and filing of any such Registration Statement or in its efforts to establish that the proposed sale is exempt under the Securities Act as to any proposed distribution.

         7. NOTICES. The Company shall mail to the registered holder of the Warrant, at his or her last post office address appearing on the books of the Company, not less than fifteen (15) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Common Stock entitled to dividends (other than cash dividends) or subscription


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rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Common Stock entitled to notice of and to vote at a meeting of stockholders at which any capital reorganization, reclassification of shares of Common Stock, consolidation, merger, dissolution, liquidation, winding up or sale of substantially all of the Company's assets shall be considered and acted upon.

         Notwithstanding such notice requirements, until exercise and payment therefor, any holder hereof shall not be deemed a shareholder of the Company with respect to shares of Common Stock underlying the Warrant.

         8. RESERVATION OF COMMON STOCK. A number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth shall at all times be reserved for the exercise thereof.

         9. MISCELLANEOUS. Whenever reference is made herein to the issue or sale of shares of Common Stock, the term "Common Stock" shall include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

         The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the holder hereof against dilution.

         The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. References to the "holder of" include the immediate holder of shares purchased on the exercise of this Warrant and the holder of any new warrants issued pursuant to Section 1 upon the purchase of less than all of the Common Stock purchasable under this Warrant, and the word "holder" shall include the plural thereof.

         All shares of Common Stock or other securities issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company will pay all taxes in respect of the issue thereof.

                                * * * * * * * * *



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         IN WITNESS WHEREOF, this Warrant has been duly executed by Precision
Optics Corporation, Inc., this 30th day of December, 1994.

                                    PRECISION OPTICS CORPORATION, INC.

                                    By: ______________________________
                                        President





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                                  EXERCISE FORM
                  (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)

To Precision Optics Corporation, Inc.:

         The undersigned, the holder of the within warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to purchase thereunder *________________ shares of the Common Stock of Precision Optics Corporation, Inc., and herewith makes payment of $______ therefor, and requests that the certificates for such shares be issued in the name of ______________, and be delivered to _______________________, whose address is
_____________________________________________ .


Dated:_______________               ____________________________________________
                                    (Signature must conform in all respects to the name of holder as specified on the face of the warrant)


                                    ____________________________________________
                                    (Address)



                                    ____________________________________________
                                    (City - State - Zip)


*Insert here all or such portion of the number of shares called for on the face of the within warrant in 100 or more share increments with respect to which the holder desires to exercise the purchase right represented thereby, without adjustment for any other or additional stock, other securities, property or cash which may be deliverable on such exercise.





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                                 ASSIGNMENT FORM
                (TO BE SIGNED ONLY UPON TRANSFER OF THE WARRANT)


         For value received, the undersigned hereby sells, assigns and transfers unto _______________________ the right represented by the within warrant to purchase _________________ of the shares of Common Stock of Precision Optics Corporation, Inc. to which the within warrant relates and appoints _____________________ attorney to transfer said right on the books of Precision Optics Corporation, Inc., with full power of substitution in the premises.


Dated:_______________               ____________________________________________
                                    (Signature must conform in all respects to the name of holder as specified on the face of the warrant)


                                    ____________________________________________
                                    (Address)



                                    ____________________________________________
                                    (City - State - Zip)

In the presence of:



_______________________





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